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                                                                    Exhibit 21.1

                        NEW CENTURY FINANCIAL CORPORATION

                           SUBSIDIARIES OF REGISTRANT

                                                     State or other Jurisdiction
Name                                                 of Incorporation
----                                                 ----------------
New Century Mortgage Corporation                     California
         NC Capital Corporation                      California
                  NC Residual II Corporation         Delaware
                  New Century Mortgage
                  Securities, Inc.                   Delaware
                  New Century R.E.O. Corp            California
         NC Residual Corporation                     Delaware
         Worth Funding Incorporated                  California
Anyloan Financial Corporation                        Delaware
         The Anyloan Company                         California
         NC Insurance Services, Inc.                 Louisiana